UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 CURRENT REPORT
FORM 8-K

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

AINOS, INC
(Exact name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986
(Address and telephone number, including area code, of registrant's principal executive offices)

AMARILLO BIOSCIENCES, INC.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2021, the Company retained Donohoe Advisory Associates LLC (“Donohoe”) to assist the Company in evaluating listing requirements of national securities exchanges in the U.S. (“Donohoe Agreement”). Pursuant to the Donohoe Agreement, the Company paid a $15,000 retainer fee, agreed to a success fee of $7,500 in cash or the Company’s common stock, and a $550.00 hourly consulting fee for services rendered by Donohoe. A copy of the Donohoe Agreement is filed hereto as Exhibit 10.1.

Item 7.01
Regulation FD Disclosure

On May 24, 2021, the Company issued a press release relating to the Financial Industry Regulatory Authority, Inc.'s (“FINRA”) approval of the Company’s new trading symbol and name change and its retention of Donohoe Advisory Associates LLC. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished with this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, or the Exchange Act.

Item 8.01 Other Events.

Effective May 24, 2021, FINRA approved the Company’s name change to “Ainos, Inc.” and approved “AIMD” as the Company's new ticker symbol. The Company's common stock will trade under the symbol "AIMD” and the new CUSIP number identifying the Company's common stock is 00902F105.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Donohoe Agreement dated as of May 19, 2021.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: May 25, 2021	By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Title: Chief Executive Officer and Chief Financial Officer